Exhibit 10.17


                  PURCHASE AGREEMENT NO. 2061*

                             between

                       THE BOEING COMPANY

                               and

                   CONTINENTAL AIRLINES, INC.


          Relating to Boeing Model 777-200IGW Aircraft
























* Purchase Agreement No. 2061 was formerly known as Purchase
  Agreement No. 1785.
  TABLE OF CONTENTS


                                                      SA
ARTICLES                                            NUMBER

    1.     Quantity, Model and Description

    2.     Delivery Schedule

    3.     Price

    4.     Payment

    5.     Miscellaneous


TABLE

    1.     Aircraft Information Table


EXHIBIT

    A.     Aircraft Configuration

    B.     Aircraft Delivery Requirements and Responsibilities


SUPPLEMENTAL EXHIBITS

    BFE1.  BFE Variables

    CS1.   Customer Support Variables

    EE1.   Engine Escalation/Engine Warranty and Patent Indemnity

    [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

                       TABLE OF CONTENTS


                                                      SA
LETTER AGREEMENTS                                   NUMBER

2061-1     Option Aircraft

2061-2     Demonstration Flights

2061-3     Installation of Cabin Systems Equipment

2061-4     Spares Initial Provisioning

2061-5     Flight Crew Training Spares

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

                       TABLE OF CONTENTS


                                                      SA
CONFIDENTIAL LETTER AGREEMENTS                      NUMBER

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

6-1162-GOC-089   Special Matters

                  Purchase Agreement No. 2061

                             between

                       The Boeing Company

                               and

                   Continental Airlines, Inc.

                 ______________________________


               This amended and restated Purchase Agreement No. 2061 (formerly known as Purchase Agreement No. 1785) is dated as
of October   10, 1997, between The Boeing Company (Boeing) and
Continental Airlines, Inc. (Customer) relating to the purchase and sale of Model 777-200IGW aircraft. The terms and conditions
of the Aircraft General Terms Agreement dated as of October   10,
1997, between the parties, identified as AGTA-CAL (AGTA), are hereby incorporated by reference into this Purchase Agreement.

                            RECITALS

A.  Boeing and Customer previously entered into Purchase
Agreement No. 1785 dated March 18, 1993, as amended and supplemented.

B. Boeing and Customer now desire to further amend and restate the terms and conditions of their agreement and to reflect their entire agreement in this amended and restated Purchase Agreement
No. 2061 (Purchase Agreement).

C. For the avoidance of doubt, this Purchase Agreement contains the entire agreement between the parties and replaces and supersedes Purchase Agreement No. 1785.

Now therefore, the parties agree as follows:


Article 1.     Quantity, Model and Description.

               The aircraft to be delivered to Customer will be designated as Model 777-200IGW aircraft (the Aircraft). Boeing will manufacture and sell to Customer Aircraft conforming to the configuration described in Exhibit A, which is part of this Purchase Agreement, in the quantities listed in Table 1 to the Purchase Agreement.

Article 2.     Delivery Schedule.

               The Aircraft will be delivered to Customer in accordance with the scheduled months of delivery listed in the attached Table 1, which is part of this Purchase Agreement. Exhibit B, which is part of this Purchase Agreement, describes certain responsibilities for both Customer and Boeing in order to accomplish the delivery of the Aircraft.

Article 3.     Price.

               3.1   Aircraft Basic Price.  The Aircraft Basic
Price is listed in Table 1 and is subject to mutually agreed upon price adjustments and the Escalation Adjustment.

               3.2 Advance Payment Base Prices. The Advance Payment Base Prices for the Aircraft are listed in Table 1 and were calculated utilizing the latest escalation factors available to Boeing on the date of this Purchase Agreement projected to the month of scheduled delivery.

               3.3 Boeing has not yet established the Aircraft Basic Price for Aircraft scheduled to be delivered after December 31, 2002. The prices listed in Table 1 for such Aircraft are only to provide Customer with an estimate of the applicable Advance Payment Base Prices. Accordingly, the Aircraft Basic Price for such Aircraft will be the sum of the Airframe Price, Optional Features Prices and the Engine Price first published by Boeing for the same model of aircraft and engines to be delivered after December 31, 2002.

Article 4.     Payment.

               4.1 Boeing acknowledges receipt of a deposit in the amount shown in Table 1 for each Aircraft (Deposit).

               4.2 The amounts and payment dates for advance payments to be made by Customer are set forth in the attached Table 1.Advance payments for each aircraft are due on the first business day of the months listed in the attached Table 1.

               4.3 For any Aircraft whose scheduled month of delivery is less than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] from the date of this Purchase Agreement, the total amount of advance payments due for payment upon signing of this Purchase Agreement will include all advance payments which are past due in accordance with the standard advance payment schedule set forth in Table 1.

               4.4   The Aircraft Price is the total amount
Customer will pay to Boeing at the time of delivery of each Aircraft. Such Aircraft Price will be calculated at time of delivery using then available escalation factors to calculate the Escalation Adjustment. The invoice amount for an Aircraft will show the Aircraft Price appropriately adjusted to account for previously received advance payments.

Article 5.     Miscellaneous.

               5.1   Buyer Furnished Equipment Variables.
Supplemental Exhibit BFE1, which is part of this Purchase
Agreement, contains vendor selection dates, on dock dates and other variables applicable to the Aircraft.

               5.2 Customer Support Variables. Supplemental Exhibit CS1, which is part of this Purchase Agreement, contains the variable information applicable to information, training services and other things furnished by Boeing in support of the Aircraft.

               5.3   Engine Escalation Variables.  Supplemental
Exhibit EE1 contains the applicable engine escalation formula, the engine warranty and the engine patent indemnity for the Aircraft.

               5.4   [CONFIDENTIAL MATERIAL OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
TO A REQUEST FOR CONFIDENTIAL TREATMENT]

               5.6 Negotiated Agreement; Entire Agreement. This Purchase Agreement, including the provisions of Article 8.2 of the AGTA relating to insurance, and Article 11 of Part 2 of Exhibit C of the AGTA relating to DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES, has been the subject of discussion and negotiation and is understood by the parties; the Aircraft Price and other agreements of the parties stated in this Purchase Agreement were arrived at in consideration of such provisions. This Purchase Agreement, including the AGTA, contains the entire agreement between the parties and supersedes all previous proposals, understandings, commitments or representations whatsoever, oral or written, with respect to the subject matter hereof, and may be changed only in writing signed by authorized representatives of the parties.

CONTINENTAL AIRLINES, INC.         THE BOEING COMPANY


By  /s/ Brian Davis                By   /s/ Gunar O. Clem

Its Vice President                 Its Attorney in Fact

                                       Table 1 to

                                Purchase Agreement No. 2061

                Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTGW:  777-2001GW    580,000  Detail Specification:  D019W004-A (2/29/96)

Engine Model/
  Thrust Level:     GE90-85B                 Price Base Year:  Jul-95

Airframe Base Price:                         [CONFIDENTIAL MATERIAL OMITTED AND FILED
                                             SEPARATELY WITH THE SECURITIES AND EXCHANGE
Optional Features:                           COMMISSION PURSUANT TO A REQUEST FOR
                                             CONFIDENTIAL TREATMENT]
Sub-Total of Airframe and Features:

Engine Price (Per Aircraft):

Aircraft Basic Price (Excluding BFE/SPE):

Buyer Furnished Equipment (BFE) Estimate:

In-Flight Entertainment Equipment (IFE) Estimate:

Refundable Deposit per Aircraft at Proposal Acceptance:

Airframe Escalation Data:

Base Year Index (ECI):

Base Year Index (ICI):

Engine Escalation Data:

Base Year Index (CPI):

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

                    AIRCRAFT CONFIGURATION

                             between

                       THE BOEING COMPANY

                               and

                   CONTINENTAL AIRLINES, INC.


           Exhibit A to Purchase Agreement Number 2061

                    AIRCRAFT CONFIGURATION

                     Dated October 10, 1997

                           relating to

                BOEING MODEL 777-200IGW AIRCRAFT


     The Detail Specification is Boeing Detail Specification D019W001-CAL-2B dated as of even date herewith. Such Detail Specification will be comprised of Boeing Configuration Specification/ D019W004, revision a dated February 29, 1996, as amended to incorporate the Options listed below, including the effects on Manufacturer's Empty Weight (MEW) and Operating Empty Weight (OEW). Such Options are set forth in Boeing Document D019WCR1-CAL-2B. As soon as practicable, Boeing will furnish to Buyer copies of the Detail Specification, which copies will reflect such Options. The Aircraft Basic Price reflects and includes all effects of such Options, except such Aircraft Basic Price does not include the price effects of any Buyer Furnished Equipment or Seller Purchased Equipment.

013OCH7471                                [CONFIDENTIAL
INTERIOR ARRANGEMENT COLLECTOR - TWO CLASS MATERIAL OMITTED
- 285 PASSENGERS (50 B/C, 235 E/C)         AND FILED SEPARATELY
                                           WITH THE SECURITIES
0220CG7003                                 AND EXCHANGE
CERTIFICATION OF TAKEOFF AND LANDING WITH ACOMMISSION PURSUANT
15-KNOT TAILWIND                           TO A REQUEST FOR
                                           CONFIDENTIAL
0221CG7002                                 TREATMENT]
ALTERNATE DISPATCH CAPABILITY LANDING GEAR
EXTENDED DURING REVENUE FLIGHT -
CERTIFICATION

0252CG7002
AIRPLANE FLIGHT AND OPERATIONS MANUALS -
TEMPERATURE IN DEGREES CELSIUS

0254CG7001
USPHS CERTIFICATE OF SANITARY CONSTRUCTION

0310CG7053
HIGH GROSS WEIGHT AIRPLANE MAXIMUM
STRUCTURAL DESIGN TAKEOFF WEIGHT - INCREASE
FROM 632,000 TO 648,000 POUNDS

0350CG7002
TAKEOFF PERFORMANCE IMPROVEMENT - ALTERNATE
FORWARD CENTER OF GRAVITY LIMITS

1110CG7018
ADD EXTERIOR DECORATIVE PAINT ON THE LOWER
LOBE FUSELAGE

1135CH7058
INTERIOR PLACARDS - REVISION - UNIQUE
SYMBOLOGY INSTEAD OF STANDARD ALPHANUMERIC

2127CH7015
IN FLIGHT ENTERTAINMENT ELECTRICAL
EQUIPMENT COOLING SYSTEM FOR PWS AT 1F-1C -
PROVISIONS

2165CG7001
ENVIRONMENTAL CONTROL SYSTEM (ECS)
TEMPERATURE INDICATIONS IN DEGREES
FAHRENHEIT

2210CG7003
3-DIGIT MACH NUMBER DISPLAY

2210CG7025
BANK ANGLE HOLD AT AUTOPILOT/FLIGHT
DIRECTOR ENGAGE - OPERATIONAL PROGRAM
CONFIGURATION (OPC) ACTIVATED OPTION

2210CG7051
INHIBIT GLIDE SLOPE CAPTURE BEFORE
LOCALIZER CAPTURE - FLIGHT CONTROL SYSTEM

2300CH7114
IN FLIGHT ENTERTAINMENT SYSTEM - PROVISIONS
- TBD SUPPLIERS

2300CH7324
ENTERTAINMENT AND COMMUNICATIONS SYSTEM
COLLECTOR - DUAL CLASS, 285 PASSENGERS -
CSE - MATSUSHITA 2000E INTERACTIVE IN-SEAT
VIDEO

2311CH7021
HF ANTENNA COUPLER - REPLACEMENT - BFE -
ROCKWELL

2311CH7027
HF COMMUNICATION SYSTEM - PARTIAL
PROVISIONS - HF DATA RADIO - DUAL SYSTEM

2311CH7039
DUAL HF COMMUNICATION SYSTEM - REPLACEMENT
- HF VOICE DATA RADIO - BFE - ROCKWELL
INTERNATIONAL CORP.

2312CH7036
VHF COMMUNICATIONS - 8.33 KHZ FREQUENCY
SPACING - ACTIVATION

2312CH7037$12,400
TRIPLE VHF COMMUNICATIONS - ARINC 750/716 -
TRANCEIVER INSTALLATION - BFE - ROCKWELL
INTERNATIONAL CORP

2315CG7078
SATCOM SYSTEM WITH HIGH-GAIN TOP-MOUNT
ANTENNA SYSTEM AND A LOW-GAIN TOP-MOUNT
ANTENNA SYSTEM - INSTALLATION - ROCKWELL

2318CG7091
PASSENGER TELEPHONE SYSTEM - INSTALLATION -
E12 EQUIPMENT RACK

2318CH7176
PASSENGER TELEPHONE SYSTEM - INSTALLATION
OF AN ARINC 746 GTE AIRFONE CABIN
TELECOMMUNICATIONS UNIT (CTU)

2318CH7286
PASSENGER TELEPHONE SYSTEM - INSTALLATION -
GTE DUAL NORTH AMERICAN TELECOMMUNICATIONS
SYSTEM - CSE

2321CG7002
SELECTIVE CALLING EQUIPMENT (SELCAL)
DECODER - INSTALLATION - COLTECH - BFE

2331CH7066
PRE-RECORDED ANNOUNCEMENT MACHINE AND
BOARDING MUSIC MACHINE - INSTALLATION - MAS

2332CH7401
VIDEO ENTERTAINMENT PLAYER(S) -
INSTALLATION

2332CH7403
VIDEO ENTERTAINMENT - INSTALLATION OF
LIQUID CRYSTAL DISPLAY (LCD) COLOR VIDEO
MONITORS ON VERTICAL SURFACES

2332CH7405
VIDEO ENTERTAINMENT - INSTALLATION OF VIDEO
SYSTEM DISTRIBUTION PROVISIONS

2332CH7406
VIDEO ENTERTAINMENT - INSTALLATION OF VIDEO
DISTRIBUTION UNITS

2332CH7407
VIDEO ENTERTAINMENT - INSTALLATION OF
LIQUID CRYSTAL DISPLAY (LCD) COLOR VIDEO
MONITORS IN THE OVERDOOR AREAS

2332CH7427
RANDOM ACCESS DEVICE (RAD) - INSTALLATION

2332CH7467
VIDEO ENTERTAINMENT SYSTEM - POWER CONTROL
SWITCH

2332CH7572
IN-FLIGHT ENTERTAINMENT - HEAD END
EQUIPMENT FOR IN-SEAT PASSENGER SERVICES
SYSTEM AND AUDIO - MATSUSHITA 2000E SYSTEM

2332CH7573
IN-FLIGHT ENTERTAINMENT - HEAD END
EQUIPMENT FOR OVERHEAD VIDEO AND/OR IN-SEAT
BROADCAST VIDEO - MATSUSHITA 2000E SYSTEM

2332CH7574
IN-FLIGHT ENTERTAINMENT - HEAD END
EQUIPMENT FOR IN-SEAT INTERACTIVE VIDEO -
MATSUSHITA 2000E SYSTEM

2332CH7612
ENTERTAINMENT AND COMMUNICATION SYSTEM -
INSTALLATION - WIRING PROVISIONS FOR AVOD-
MAS 2000E

2332CH7625
IN-FLIGHT ENTERTAINMENT - HEAD END
EQUIPMENT FOR IN-SEAT INTEGRATED TELEPHONES
- MATSUSHITA 2000E SYSTEM

2332CH7712
IN-FLIGHT ENTERTAINMENT - IN-SEAT VIDEO
INSTALLATION - MATSUSHITA 2000E SYSTEM

2332CH7730
DIGITAL INTERFACE UNIT (DIU) - AIRSHOW 420

2332CH7738
VIDEO ENTERTAINMENT - INSTALLATION OF FIXED
OVER AISLE LCD VIDEO MONITORS - 13.8"

2334CH7083
AUDIO ENTERTAINMENT PLAYER(S) -
INSTALLATION

2339CH7024
CABIN PRINTER - INSTALLATION - PASSENGER
COMPARTMENT - THERMAL

2351CH7033
SELF MUTING - PIN SELECT - AUDIO MANAGEMENT
UNIT IN E/E BAY

2351CH7034
HEADPHONE AND HAND HELD MICROPHONE -
REVISION - FIRST/SECOND OBSERVER - BFE

2351CH7035
BOOM MICROPHONE/HEADSET - REVISION - BFE
PLANTONICS INSTEAD OF BFE TELEX -
CAPT/FIRST OFFICER

2451CG7010
GALLEY POWER FEEDER - SUPPLY ADDITIONAL
POWER FOR GALLEYS AFT OF DOOR 4

2454CH7003
ELECTRICAL POWER OUTLET FOR PERSONAL
COMPUTER - INSTALLATION - BUSINESS CLASS
AND THE FIRST (7) ROWS OF ECONOMY CLASS
PASSENGER

2501CG7017
DOOR 1 LEFT CABIN MODULE WITH TWO
LAVATORIES

2501CG7022
DOOR 1 RIGHT CABIN MODULE WITH GALLEYS F-1,
F-2, F-3 (9.5 CARTS) AND LAVATORY 1F-1C

2504CG7001
CABIN MODULE WITH GALLEYS A-1, A-2, AND A-3
(16 CARTS) - INSTALLATION

2520CH7103
INTERIOR COLOR/MATERIAL - REVISION -
PASSENGER CABIN

2520CH7104
TAPIS "ULTRA LEATHER HP" DECORATIVE MURALS
- INSTALLATION - BFE

2522CG7001
WIRING FOR POWERED SEATS - INSTALLATION -
DOOR 1 TO DOOR 2

2522CG7009
WIRING FOR POWERED SEATS - INSTALLATION -
DOOR 2 TO MID-CABIN

2524CH7367
CLOSETS WITH FOOTWELL, 21 INCH FULL-HEIGHT
OUTBOARD - INSTALLATION

2524CH7368
INNOVINT BASSINET FITTINGS - INSTALLATION -
PASSENGER CABIN

2524CH7375
SFE CLASS DIVIDERS WITH FOOTWELLS, FOLD
DOWN PANELS, AND VIEW WINDOW - INSTALLATION

2525CG7004
INSTALLATION OF AN ADDITIONAL SELLER
FURNISHED (SFE) WALL-MOUNTED SINGLE
ATTENDANT SEAT

2525CH7154
ATTENDANT SEAT HARNESS - REVISION - FOUR
POINT HARNESS WITH ROTARY BUCKLE

2526CH7112
PURSER WORK STATION - 38-INCH STAND-UP WORK
STATION AT LOCATION 1F-1C - NON-AVOD WITH
PROVISIONS FOR MATSUSHITA 2000E AVOD

2527CH7006
GALLEY AND ENTRY MAT - REPLACEMENT - SFE
LONCOIN

2527CH7072
CARPET - INSTALLATION - BFE INSTEAD OF SFE

2528CG7049
CENTER OVERHEAD STOWAGE BINS - INSTALLATION
DUAL-MODE LINKAGE FOR 2-4-3 OR 3-3-3
ECONOMY CLASS SEATING

2528CH7144
OVERDOOR STOWAGE COMPARTMENT DOORS,
LOCKABLE - REVISIONS - DOORS 1 AND 4 LEFT
AND RIGHT

2528CH7146
SFE WALL-MOUNTED MAGAZINE RACK BUSTLES -
INSTALLATION - FORWARD FACE OF A4 GALLEY,
3F-LC LAV & 3F-RC LAV

2529CG7033
FLIGHT CREW REST PARTIAL PROVISIONS -
INSTALLATION - DOOR 1 LEFT

2531CG7003
RETRACTABLE TIE-DOWN FITTINGS FOR GALLEY
CARTS - INSTALLATION - DOOR 2

2531CG7004
RETRACTABLE TIE-DOWN FITTINGS FOR GALLEY
CARTS - INSTALLATION - DOOR 3

2531CG7005
RETRACTABLE TIE-DOWN FITTINGS FOR GALLEY
CARTS - INSTALLATION - DOOR 4

2533CG7001
GALLEY CHILLER (BFE) INSTALLATION - DOOR 2
FLEXIBLE GALLEY LOCATION

2540CG7010
LAVATORY BI-FOLD DOOR - INSTALLATION
INSTEAD OF PANEL DOOR

2541CH7019
FIRST CLASS LAVATORY - INSTALLATION - AFT
OF DOOR 2 RIGHT

2542CG7001
DIAPER CHANGING TABLES - INSTALLATION IN
LAVATORIES

2542CG7012
DOT LAVATORY - INSTALLATION OF SIDEWALL
LAVATORY FOR DISABLED PERSON

2542CG7022
TOILETRY BOTTLE RACKS - INSTALLATION IN
LAVATORIES

2542CH7112
D.O.T. LAVATORY UPGRADE - REVISION -
SIDEWALL LAV AFT OF DOOR 2 LEFT

2542CH7113
LAVATORY AMENITIES - PROVISIONS - LIQUID
SOAP DISPENSER

2542CH7114
COMPOSITE SINK DECK - INSTALLATION -
LAVATORY

2553CG7001
CARGO COMPARTMENT FLOOR - INSTALLATION -
FORWARD LOWER HOLD CARGO COMPARTMENT

2553CG7005
CAPABILITY TO CARRY LD-4 AND LD-8
CONTAINERS - INSTALLATION - FORWARD LOWER
HOLD CARGO COMPARTMENT

2553CG7041
CAPABILITY TO CARRY LD-4 AND LD-8
CONTAINERS - INSTALLATION - AFT LOWER HOLD
CARGO COMPARTMENT WITH LARGE CARGO DOOR

2553CG7042
CARGO COMPARTMENT FLOOR FOR THE LARGE CARGO
DOOR- INSTALLATION - AFT LOWER HOLD CARGO
COMPARTMENT

2620CG7005
FIRE BOTTLE COMMONALITY - ENGINES AND APU

3141CG7002
BFE SOFTWARE AND/OR TABLES INSTALLATION -
AIMS

3161CG7010
GRID HEADING DISPLAY

3161CG7013
ADDITION OF HEIGHT ABOVE TOUCH DOWN ZONE
COLOR BAR TO THE PRIMARY FLIGHT DISPLAY

3161CG7030
PASSENGER DOOR SLIDE/RAFT ARMING HANDLE
POSITION INDICATION - DOOR SYNOPTIC AND
EICAS MESSAGE

3161CG7110
FLIGHT DECK COMMUNICATIONS FUNCTION (FDCF)
AUTOMATIC RESET - ACTIVATION - AIMS

3310CH7003
STERILE COCKPIT LIGHT INDICATION -
INSTALLATION

3321CH7008
COOL WHITE LIGHTS - INSTALLATION -
PASSENGER COMPARTMENT

3324CH7023
"NO SMOKING" SIGN - REVISION - ALWAYS ON

3430CH7054
MULTI-MODE RECEIVER (MMR) - REPLACEMENT OF
PROVISIONS FOR GLOBAL POSITIONING SYSTEM
INSTALLATION IN MMR

3430CH7060
MULTI-MODE RECEIVER (MMR) - INSTALLATION OF
ILS/GPS - BFE - ROCKWELL INTERNATIONAL CORP

3431CH7012
INSTRUMENT LANDING SYSTEM (ILS) - DELETION
OF EXISTING RECEIVERS

3433CG7004
RADIO ALTIMETER (RA) - INSTALLATION -
ROCKWELL INTERNATIONAL - BFE

3443CH7045
DUAL WEATHER RADAR SYSTEM - INSTALLATION -
ARINC 708A PREDICTIVE WINDSHEAR/WEATHER
RADAR SYSTEM AND ARINC 708A PARTIAL WIRING

3445CG7003
TRAFFIC ALERT AND COLLISION AVOIDANCE
SYSTEM (TCAS II) - INSTALLATION - ROCKWELL
INTERNATIONAL - BFE

3446CH7039
ALTITUDE VOICE CALLOUT ACTIVATION -
REVISION - GROUND PROXIMITY WARNING
COMPUTER

3446CH7085
ENHANCED GROUND PROXIMITY WARNING SYSTEM
(EGPWS) - PARTIAL PROVISIONS - PHASE II
(BOEING INTEGRATED DESIGN)

3451CG7003
VOR MARKER BEACON (M/B) - INSTALLATION -
ROCKWELL INTERNATIONAL - BFE

3453CG7005
AIR TRAFFIC CONTROL (ATC), ROCKWELL
INTERNATIONAL MODE "S" TRANSPONDERS AND
GABLES ENGINEERING CONTROL PANEL -
INSTALLATION -

3457CG7003
AUTOMATIC DIRECTION FINDER (ADF) -
INSTALLATION - ROCKWELL INTERNATIONAL - BFE
- WITH CAPTIVE MOUNTING FASTENERS IN
ANTENNA

3458CH7015
GLOBAL POSITIONING SYSTEM (GPS) - DELETION
OF EXISTING GPS SENSOR UNIT

3461CG7004
BUYER FURNISHED NAVIGATION DATA BASE

3510CG7012
TWO 115 CU FT FLIGHT CREW OXYGEN CYLINDERS
- INSTALLATION -

3510CG7028
FLIGHT CREW OXYGEN MASKS AND SMOKE GOGGLES
- INSTALLATION - EROS - BFE

3520CG7001
EXTRA OXYGEN MASK FOR EACH OUTBOARD SEAT
PSU

3521CG7004
CHEMICAL OXYGEN SYSTEM - INSTALLATION OF
22-MINUTE GENERATORS

4630CG7002
DUAL DISK DRIVE - INSTALLATION -
MAINTENANCE ACCESS TERMINAL

4900CG7003
AUXILIARY POWER UNIT - INSTALL MUFFLER IN
EXHAUST SYSTEM

5235CG7001
LARGE DOOR AND CONTAINER/PALLET HANDLING
EQUIPMENT - INSTALLATION - AFT LOWER HOLD
CARGO COMPARTMENT

5301CG7007
ADDITIONAL SEAT TRACK - INSTALLATION - BL
0.0, AFT DOOR - TRANSVERSE GALLEYS

7200CG7012
GE AIRCRAFT ENGINES (GEAE) - GE90-85B
ENGINES

7900CG7012
LUBRICATING OIL TYPE - SPECIFIED - MOBIL
254

      CR'S   116                                       TOTAL

      AIRCRAFT DELIVERY REQUIREMENTS AND RESPONSIBILITIES

                             between

                       THE BOEING COMPANY

                               and

                   CONTINENTAL AIRLINES, INC.


           Exhibit B to Purchase Agreement Number 2061

      AIRCRAFT DELIVERY REQUIREMENTS AND RESPONSIBILITIES

                           relating to

                BOEING MODEL 777-200IGW AIRCRAFT


Both Boeing and Customer have certain documentation and approval responsibilities at various times during the construction cycle of Customer's Aircraft that are critical to making the delivery of each Aircraft a positive experience for both parties. This Exhibit B documents those responsibilities and indicates recommended completion deadlines for the actions to be accomplished. Failure to obtain such completion deadlines shall not be deemed a breach of this Purchase Agreement or reduce or amend the parties' obligations hereunder.

    1.   GOVERNMENT DOCUMENTATION REQUIREMENTS.

Certain actions are required to be taken by Customer in advance of the scheduled delivery month of each Aircraft with respect to obtaining certain government issued documentation.

          1.1   Airworthiness and Registration Documents.

                Not later than 6 months prior to delivery of each Aircraft, Customer will notify Boeing of the registration number to be painted on the side of the Aircraft. In addition, and not later than 3 months prior to delivery of each Aircraft, Customer will, by letter to the regulatory authority having jurisdiction, authorize the temporary use of such registration numbers by Boeing during the pre-delivery testing of the Aircraft.

Customer is responsible for furnishing any temporary or permanent registration certificates required by any governmental authority having jurisdiction to be displayed aboard the Aircraft after delivery.

          1.2   Certificate of Sanitary Construction.

                1.2.1   U.S. Registered Aircraft.  Boeing will
obtain from the United States Public Health Service, a United
States Certificate of Sanitary Construction to be displayed aboard each Aircraft after delivery to Customer.

                1.2.2   Non-U.S. Registered Aircraft.  If
Customer requires a United States Certificate of Sanitary Construction at the time of delivery of the Aircraft, Customer will give written notice thereof to Boeing at least 3 months prior to delivery. Boeing will then use its reasonable best efforts to obtain the Certificate from the United States Public Health Service and present it to Customer at the time of Aircraft delivery.

          1.3   Customs Documentation.

                1.3.1 Import Documentation. If the Aircraft is intended to be exported from the United States, Customer must notify Boeing not later than 3 months prior to delivery of each Aircraft of any documentation required by the customs authorities or by any other agency of the country of import.

                1.3.2   General Declaration - U.S.  If the
Aircraft is intended to be exported from the United States, Boeing will prepare Customs Form 7507, General Declaration, for execution by U.S. Customs immediately prior to the ferry flight of the Aircraft. For this purpose, Customer will furnish to Boeing not later than 20 days prior to delivery a complete crew and passenger list and a complete ferry flight itinerary, including point of exit from the United States for the Aircraft.

If Customer intends, during the ferry flight of an Aircraft, to land at a U.S. airport after clearing Customs at delivery, Customer must notify Boeing not later than 20 days prior to delivery of such intention. If Boeing receives such notification, Boeing will provide to Customer the documents constituting a Customs permit to proceed, allowing such Aircraft to depart after any such landing. Sufficient copies of completed Form 7507, along with passenger manifest, will be furnished Customer to cover U.S. stops scheduled for the ferry flight.

                1.3.3   Export Declaration - U.S.  If the
Aircraft is intended to be exported from the United States, Boeing will prepare Form 7525V and, immediately prior to the ferry flight, will submit such Form to U.S. Customs in Seattle in order to obtain clearance for the departure of the Aircraft, including any cargo, from the United States. U.S. Customs will deliver the Export Declaration to the U.S. Department of Commerce after export.

     2.   INSURANCE CERTIFICATES.

          Unless provided earlier, Customer will provide to Boeing not later than 30 days prior to delivery of the first
Aircraft, a copy of the requisite annual insurance certificate in accordance with the requirements of Article 8 of the AGTA.

     3    NOTICE OF FLYAWAY CONFIGURATION.

          Not later than 20 days prior to delivery of the Aircraft, Customer will provide to Boeing a configuration letter stating the requested "flyaway configuration" of the Aircraft for its ferry flight. This configuration letter should include:

          (i) the name of the company which is to furnish fuel for the ferry flight and any scheduled post-delivery flight training, the method of payment for such fuel, and fuel load for the ferry flight;

          (ii) the cargo to be loaded and where it is to be stowed on board the Aircraft and address where cargo is to be shipped after flyaway;

          (iii) any BFE equipment to be removed prior to flyaway and returned to Boeing BFE stores for installation on Customer's subsequent Aircraft;

          (iv) a complete list of names and citizenship of each crew member and non-revenue passenger who will be aboard the ferry flight; and

          (v)   a complete ferry flight itinerary.

     4.   DELIVERY ACTIONS BY BOEING.

          4.1 Schedule of Inspections. All FAA, Boeing, Customer and, if required, U.S. Customs Bureau inspections will be scheduled by Boeing for completion prior to delivery or departure of the Aircraft. Customer will be informed of such schedules.

          4.2   Schedule of Demonstration Flights.  All FAA and
Customer demonstration flights will be scheduled by Boeing for completion prior to delivery of the Aircraft.

          4.3 Schedule for Customer's Flight Crew. Boeing will inform Customer of the date that a flight crew is required for acceptance routines associated with delivery of the Aircraft.

          4.4   Fuel Provided by Boeing.  Boeing will provide to
Customer, without charge, the amount of fuel shown in U.S.
gallons in the table below for the model of Aircraft being delivered and full capacity of engine oil at the time of delivery or prior to the ferry flight of the Aircraft.

     Aircraft Model                     Fuel Provided
          777           [CONFIDENTIAL MATERIAL OMITTED AND FILED
                        SEPARATELY WITH THE SECURITIES AND
                        EXCHANGE COMMISSION PURSUANT TO A REQUEST
                        FOR CONFIDENTIAL TREATMENT]

          4.5 Flight Crew and Passenger Consumables. Boeing will provide food, coat hangers, towels, toilet tissue, drinking cups and soap for the first segment of the ferry flight for the Aircraft.

          4.6 Delivery Papers, Documents and Data. Boeing will have available at the time of delivery of the Aircraft certain delivery papers, documents and data for execution and delivery. Boeing will pre-position in Oklahoma City, Oklahoma, for filing with the FAA at the time of delivery of the Aircraft an executed original Form 8050-2, Aircraft Bill of Sale, indicating transfer of title to the Aircraft from Boeing, or Boeing's sales subsidiary, to Customer.

          4.7 Delegation of Authority. If specifically requested in advance by Customer, Boeing will present a certified copy of a Resolution of Boeing's Board of Directors, designating and authorizing certain persons to act on its behalf in connection with delivery of the Aircraft.

     5.   DELIVERY ACTIONS BY CUSTOMER.

          5.1   Aircraft Radio Station License.  At delivery
Customer will provide its Aircraft Radio Station License to be placed on board the Aircraft following delivery.

          5.2.  Aircraft Flight Log.    At delivery Customer will
provide the Aircraft Flight Log for the Aircraft.

          5.3 Delegation of Authority. If necessary, Customer will present to Boeing at delivery of the Aircraft an original or certified copy of Customer's Delegation of Authority designating and authorizing certain persons to act on its behalf in connection with delivery of the specified Aircraft.

              BUYER FURNISHED EQUIPMENT VARIABLES

                             between

                       THE BOEING COMPANY

                               and

                   CONTINENTAL AIRLINES, INC.


   Supplemental Exhibit BFE1 to Purchase Agreement Number 2061

              BUYER FURNISHED EQUIPMENT VARIABLES

                           relating to

                BOEING MODEL 777-200IGW AIRCRAFT


This Supplemental Exhibit BFE1 contains vendor selection dates, on-dock dates and other variables applicable to the Aircraft.

1.   Supplier Selection.

     1.1 Customer has selected and notified Boeing of the suppliers of the following BFE items:

           Galley System

           Seats (passenger)

           Video/ Cabin Mgt. System

2.   On-dock Dates

On or before December 1997, Boeing will provide to Customer a BFE Requirements On-Dock/Inventory Document (BFE Document) or an electronically transmitted BFE Report which may be periodically revised, setting forth the items, quantities, on-dock dates and shipping instructions relating to the in-sequence installation of BFE. For planning purposes, a preliminary BFE on-dock schedule is set forth below:

Item                           Preliminary On-Dock Dates

Seats                  [CONFIDENTIAL MATERIAL OMITTED AND FILED
Galleys                SEPARATELY WITH THE SECURITIES AND
Electronics  *         EXCHANGE COMMISSION PURSUANT TO A
Furnishings            REQUEST FOR CONFIDENTIAL TREATMENT]

*Early date reflects mounting equipment and transceiver requirements.

                  CUSTOMER SUPPORT VARIABLES

                             between

                       THE BOEING COMPANY

                               and

                   CONTINENTAL AIRLINES, INC.


   Supplemental Exhibit CS1 to Purchase Agreement Number 2061

                  CUSTOMER SUPPORT VARIABLES

                           relating to

                BOEING MODEL 777-200IGW AIRCRAFT



Customer and Boeing will conduct planning conferences approximately 12 months prior to delivery of the first Aircraft, or as mutually agreed, in order to develop and schedule a customized Customer Support Program to be furnished by Boeing in support of the Aircraft.

The customized Customer Services Program will be based upon and equivalent to the entitlements summarized below.

1.   Maintenance Training.

     1.1    Airplane General Familiarization Course; 2 classes of
            24 students;

     1.2    Mechanical/Electrical Systems Course (Instructor);
            1 class of 15 students;

     1.3    Avionics Systems Course (Instructor); 1 class of
            15 students;

     1.4    Mechanical/Electrical Systems Course (Line and Base);
            2 classes of 15 students;

     1.5    Avionics Systems Course (Line and Base); 1 class of
            15 students;

     1.6    Engine Run-Up Course; 2 classes of 3 students;

     1.7    Corrosion Prevention & Control Course; 1 class of
            10 students;

     1.8    Aircraft Rigging Course; 1 class of 6 students;

     1.9    Advanced Composite Repair Course; 1 class of
            8 students;

     1.10   Digital Data Familiarization Course; 1 class of
            15 students;

     1.11   Cabin Management System (CMS) Configuration Database
            Generator (CDG) Familiarization Course; 1 class of
            6 students;

     1.12 Training materials will be provided to each student. In addition, one set of training materials as used in Boeing's training program, including visual aids, Computer Based Training Courseware, color instrument panel wall charts, text/graphics, video programs, etc. will be provided for use in Customer's own training program.

2.   Flight Training.

     2.1 Transition training for 8 flight crews (16 pilots) in 2 classes; The training will consist of ground school (utilizing computer based training), fixed base simulator, full flight simulator and actual aircraft training on Customer's Aircraft.

     2.2    Flight Dispatcher training; 2 classes of 6 students;

     2.3    Flight Attendant training; 2 classes of 12 students;

     2.4 Performance Engineer training in Boeing's regularly scheduled courses; schedules are published twice yearly.

     2.5 Training materials will be provided to each student. In addition, one set of training materials as used in Boeing's training program, including visual aids, Computer Based Training Courseware, color instrument panel wall charts, text/graphics, video programs, etc. will be provided for use in Customer's own training program.

     2.6    Additional Flight Operations Services:

            a. Boeing flight crew personnel to assist in ferrying the first aircraft to Customer's main base;

            b. Instructor pilots for 90 calendar days for revenue service training assistance;

            c. An instructor pilot to visit Customer 6 months after revenue service training to review
                 Customer's flight crew operations for a 2 week period.

3.   Planning Assistance.

     3.1    Maintenance and Ground Operations.

            Upon request, Boeing will visit Customer's main base to evaluate aircraft maintenance facilities, develop recommendations and assist in maintenance planning.

     3.2    Spares.

            a)   Recommended Spares Parts List (RSPL)
                 A customized RSPL, data and documents will be provided to identify spare parts required for Customer's support program.

            b)   Illustrated Parts Catalog (IPC)
                 A customized IPC in accordance with ATA 100 will be provided.

            c)   Provisioning Training
                 Provisioning training will be provided for Customer's personnel at Boeing's facilities, where documentation and technical expertise are available. Training is focused on the initial provisioning process and calculations reflected in the Boeing RSPL.

            d)   Spares Provisioning Conference
                 A provisioning conference will be conducted, normally at Boeing's facilities where technical data and personnel are available.

4.   Technical Data and Documents.

     The following list contains the documents Customer will receive to support the introduction and operation of the Aircraft. Customer and Boeing will conduct a planning conference approximately 12 months before the first delivery of the Aircraft to mutually determine the proper format (e.g. digital or hard copy) and quantity of Materials to be furnished to Customer.

     4.1    Flight Operations.
            Airplane Flight Manual
            Operations Manual and Checklist
            Planning and Performance Manual
            Weight and Balance Manual
            Dispatch Deviation Procedures Guide
            Flight Crew Training Manual
            Baggage/Cargo Loading Manual
            Fault Reporting Manual
            Performance Engineer's Manual
            Jet Transport Performance Methods
            FMC Supplemental Data Document
            Operational Performance Software

     4.2    Maintenance.
            Maintenance Manual
            Wiring Diagram Manual
            Systems Schematics Manual
            Structural Repair Manual
            Component Maintenance Manual
            Standard Overhaul Practices Manual
            Standard Wiring Practices Manual
            Non-Destructive Test Manual
            Service Bulletins and Index
            Corrosion Prevention Manual
            Fault Isolation Manual
            Ramp Maintenance Manual
            Interior Reconfiguration Document
            Power Plant Buildup Manual (except Rolls Royce)
            In Service Activity Report
            Significant Service Item Summary
            All Operators Letters
            Service Letters
            Structural Item Interim Advisory
            Combined Index
            Maintenance Tips
            Configuration Data Base Generator User Guide

     4.3    Maintenance Planning.
            Maintenance Planning Data Document
            Maintenance Task Cards and Index
            Maintenance Inspection Intervals Report

     4.4    Spares.
            Illustrated Parts Catalog
            Standards Books

     4.5    Facilities and Equipment Planning.
            Facilities and Equipment Planning Document
            Special Tool & Ground Handling Equipment Drawings &
            Index
            Supplementary Tooling Documentation
            System Test Equipment Document
            Illustrated Tool and Equipment List/Manual
            Aircraft Recovery Document
            Airplane Characteristics for Airport Planning
            Document
            Airplane Rescue and Fire Fighting Document
            Engine Handling Document

     4.6    Computer Software Index.

     4.7    Supplier Technical Data.
            Service Bulletins
            Component Maintenance Manuals and Index
            Publications Index
            Product Support Supplier Directory

5.   Additional Customer Support.

     In response to a Customer request, Boeing agrees to provide the following additional training and support to Customer at no charge.

     5.1    General Familiarization Courses.

            Boeing will provide a total of 6 General
            Familiarization Courses (4 in addition to the 2
            General Familiarization Courses described in paragraph 1.1 above).

     5.2    Maintenance and Flight Training Materials.

            Boeing will provide (i) a total of 2 sets of all training materials (1 in addition to the 1 set described in paragraphs 1.12 and 2.5 above), (ii) the flight training material in digital format and (iii) the source code for the flight training Computer Based Training (CBT).

     5.3    Maintenance Instructor in Houston.

            On a mutually agreeable date in the first quarter of 1998, Boeing will send a maintenance instructor to Houston, Texas, for sixty days. Such instructor will be qualified to assist Customer with developing and teaching Customer's own maintenance training courses and answer Customer's questions related to the maintenance of the Aircraft. Customer will provide the round trip airfare.

     5.4    Additional Flight Training Course.

            On a mutually agreeable schedule, Boeing will provide transition training for a total of 24 pilots (8 pilots in addition to the 16 pilots previously committed in paragraph 2.1 above).

                      ENGINE ESCALATION,
              ENGINE WARRANTY AND PATENT INDEMNITY

                             between

                       THE BOEING COMPANY

                               and

                   CONTINENTAL AIRLINES, INC.


   Supplemental Exhibit EE1 to Purchase Agreement Number 2061

                      ENGINE ESCALATION,
              ENGINE WARRANTY AND PATENT INDEMNITY

                           relating to

                BOEING MODEL 777-200IGW AIRCRAFT


1.   ENGINE ESCALATION.

(a) The Aircraft Basic Price of each Aircraft set forth in Table 1 of the Purchase Agreement includes an aggregate price for GE90 engines and all accessories, equipment and parts provided by the engine manufacturer. The adjustment in Engine price applicable to each Aircraft (Engine Price Adjustment) will be determined at the time of Aircraft delivery in accordance with the following formula:

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

(b)  The following definitions will apply herein:

     Pe =   Engine Price Adjustment

     Pb =   Engine Base Price (per Aircraft), as set forth in
            Table 1 of the Purchase Agreement.

     CPI is the Composite Price Index, a value determined using the Bureau of Labor Statistics, U.S. Department of Labor actual data in accordance with the formula below. The Index values utilized in the formula will be the numbers shown in the actual data for the ninth month prior to the month of scheduled Aircraft delivery or the ninth month prior to the Base Year Dollars month set forth in Table 1.

            [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT]

            L   =    The Labor Index will be equal to the
                     quotient of the value associated with the Aircraft Delivery Month divided by the value associated with the Base Year Dollar month in "Hourly Earnings of Aircraft Engines and
                     Engine Parts Production Workers" SIC 3724, multiplied by 100 and then by 55%.

            C  =     The Industrial Commodities Index will be
                     equal to 10% of the Producer Price Index for "all commodities other than Farm and Foods,"
                     Code 3-15 associated with the scheduled
                     Aircraft delivery month.

            M   =    The Metals and Metal Products Index will be
                     equal to 25% of the Producer Price Index for "Metals and Metal Products," Code 10 associated with the scheduled Aircraft delivery month.

            E  =     The Fuel Index will be equal to 10% of the
                     Producer Price Index for "Fuel and Related
                     Products and Power," Code 5 associated with the scheduled Aircraft delivery month.

The Engine Price Adjustment will not be made if it would result in a decrease in the Engine Base Price.

(c) The values of the Average Hourly Earnings and Producer Price Indices used will be those published as of a date 30 days prior to the scheduled Aircraft delivery to Customer. Such values will be considered final and no Engine Price Adjustment will be made after Aircraft delivery for any subsequent changes in published Index values.

(d) In the event the Engine price escalation provisions are made non-enforceable or otherwise rendered null and void by any agency of the United States Government, or if the U.S. Department of Labor, Bureau of Labor Statistics (i) substantially revises the methodology (in contrast to benchmark adjustments or other corrections of previously published data) or (ii) discontinues publication of any of the data referred to above, General Electric Company (GE) agrees to meet jointly with Boeing and Customer, (to the extent such parties may lawfully do so,) to jointly select a substitute for the revised or discontinued data; such substitute data to lead in application to the same adjustment result, insofar as possible, as would have been achieved by continuing the use of the original data as it may have fluctuated had it not been revised or discontinued. If such Engine price escalation provisions, methodology or data publication are subsequently reinstated, Boeing will make adjustments consistent with the agreements defined in this Supplemental Exhibit EE1.

NOTE: The factor (CPI divided by the base year index) by which the Engine Base Price is to be multiplied will be expressed as a decimal and rounded to the nearest thousandth. Any rounding of a number, as required under this Supplemental Exhibit EE1 with respect to escalation of the Engine price, will be accomplished as follows: if the first digit of the portion to be dropped from the number to be rounded is five or greater, the preceding digit will be raised to the next higher number.

2.   ENGINE WARRANTY AND PRODUCT SUPPORT PLAN.

Boeing has obtained from GE the right to extend to Customer the provisions of GE's warranty as set forth below (herein referred to as the "Warranty"); subject, however, to Customer's acceptance of the conditions set forth herein. Accordingly, Boeing hereby extends to Customer and Customer hereby accepts the provisions of the Warranty as hereinafter set forth, and such Warranty shall apply to all GE90 type Engines (including all Modules and Parts thereof) installed in the Aircraft at the time of delivery or purchased from Boeing by Customer for support of the Aircraft except that, if Customer and GE have executed, or hereafter execute, a General Terms Agreement covering the Engines, then the terms of that Agreement shall be substituted for and supersede the provisions of paragraphs 1 through 11 below and paragraphs 1 through 11 below shall be of no force or effect and neither Boeing nor GE shall have any obligation arising therefrom. In consideration for Boeing's extension of the Warranty to Customer, Customer hereby releases and discharges Boeing from any and all claims, obligations and liabilities whatsoever arising out of the purchase or use of such GE90 type Engines and Customer hereby waives, releases and renounces all its rights in all such claims, obligations and liabilities except for the provisions in paragraphs 2.1 (i) and 2.1 (iv) of Part 2 to Exhibit C to the AGTA. In addition, Customer hereby releases and discharges GE from any and all claims, obligations and liabilities whatsoever arising out of the purchase or use of such GE90 type Engines except as otherwise expressly assumed by GE in the Warranty or General Terms Agreement between Customer and GE and Customer hereby waives, releases and renounces all its rights in all such claims, obligations and liabilities.

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

                   GE90 Warranty Parts List*

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

*Warranty Parts List may change

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

*Warranty Parts List may change

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

*  Warranty Parts List may change

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

 [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

                             between

                       THE BOEING COMPANY

                               and

                   CONTINENTAL AIRLINES, INC.


  Supplemental Exhibit [CONFIDENTIAL MATERIAL OMITTED AND FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT
TO A REQUEST FOR CONFIDENTIAL TREATMENT] to Purchase Agreement
Number 2061

COVERED [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST
FOR            CONFIDENTIAL TREATMENT] COMPONENTS

                           relating to

                BOEING MODEL 777-200IGW AIRCRAFT


This is the listing of Covered Components for the Aircraft which relate to [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Product Assurance Document to the AGTA and is a part of Purchase Agreement No. 2061.

1.   Wing.

     (a) Upper and lower wing skins and stiffeners between the forward and rear wing spars.

     (b)   Wing spar webs, chords and stiffeners.

     (c)   Inspar wing ribs.

     (d)   Inspar splice plates and fittings.

     (e)   Upper wing fold hinge, end ribs and lower latch lugs.

     (f)   Main landing gear support structure.

     (g) Wing center section lower beams, spanwise beams and floor beams, but not the seat tracks attached to the beams.

     (h)   Wing-to-body structural attachments.

     (i) Engine strut support fittings attached directly to wing primary structure.

     (j) Support structure in the wing for spoilers and spoiler actuators; for aileron hinges and reaction links; and for leading edge devices and trailing edge flaps.

     (k) Leading edge device and trailing edge flap support system.

     (l) Aileron, leading edge device and trailing edge flap internal, fixed attachment and actuator support structure.

2.   Body.

     (a) External surface skins and doublers, longitudinal stiffeners, longerons and circumferential rings and frames between the forward pressure bulkhead and the vertical stabilizer rear spar bulkhead, and structural support and enclosure for the APU but excluding all system components and related installation and connecting devices, insulation, lining, and decorative panels and related installation and connecting devices.

     (b) Window and windshield structure but excluding the windows and windshields.

     (c) Fixed attachment structure of the passenger doors, cargo doors and emergency exits, excluding door mechanisms and movable hinge components. Sills and frames around the body openings for the passenger doors, cargo doors and emergency exits, excluding scuff plates and pressure seals.

     (d) Nose wheel well structure, including the wheel well walls, pressure deck, forward and aft bulkheads, and the gear support structure.

     (e) Main gear wheel well structure including pressure deck, bulkheads and landing gear beam support structure.

     (f) Floor beams and support posts in the control cab and passenger cabin area, but excluding seat tracks.

     (g)   Forward and aft pressure bulkheads.

     (h) Keel structure between the wing front spar bulkhead and the main gear wheel well aft bulkhead, including splices.

     (i) Wing front and rear spar support bulkheads, and vertical and horizontal stabilizer front and rear spar support bulkheads including terminal fittings but excluding all system components and related installation and connecting devices, insulation, lining, and decorative panels and related installation and connecting devices.

     (j) Support structure in the body for the stabilizer pivot and stabilizer screw.

3.   Vertical Stabilizer.

     (a)   External skins between front and rear spars.

     (b)   Front and rear spars including stiffeners.

     (c) Attachment fittings between vertical stabilizer and body.

     (d)   Inspar ribs.

     (e) Support structure in the vertical stabilizer for rudder hinges, reaction links and actuators.

     (f) Rudder internal, fixed attachment and actuator support structure.

     (g)   Rudder hinges and supporting ribs, excluding bearings.

4.   Horizontal Stabilizer.

     (a)   External skins between front and rear spars.

     (b)   Front and rear spars including splices and stiffeners.

     (c)   Inspar ribs.

     (d) Stabilizer splice fittings and pivot and screw support structure.

     (e) Support structure in the horizontal stabilizer for the elevator hinges, reaction links and actuators.

     (f) Elevator internal, fixed attachment and actuator support structure.

     (g) Elevator hinges and supporting ribs, excluding bearings.

5.   Engine Strut.

     (a) Strut external surface skin and doublers and stiffeners.

     (b)   Internal strut chords, frames and bulkheads.

     (c)   Strut to wing fittings and diagonal brace.

     (d) Engine mount support fittings attached directly to strut structure.

     (e)   For Aircraft equipped with General Electric or Pratt &
           Whitney engines only, the engine mounted support fittings.

6.   Main Landing Gear.

     (a)   Outer cylinder.

     (b)   Inner cylinder.

     (c) Upper and lower side strut, including spindles and universals.

     (d) Upper and lower drag strut, including spindles and universals.

     (e)   Orifice support tube.

     (f)   Downlock links including spindles and universals.

     (g)   Torsion links.

     (h)   Bogie beam.

     (i)   Axles.

     (j)   Steering crank arm.

     (k)   Steering rod.

     (l)   Retraction Links

7.   Nose Landing Gear.

     (a)   Outer cylinder.

     (b)   Inner cylinder, including axles.

     (c)   Orifice support tube.

     (d)   Upper and lower drag strut, including lock links.

     (e)   Steering plates and steering collar.

     (f)   Torsion links.

     (g)   Actuator support beam and hanger.

     (h)   Retraction Links.

NOTE: The [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Policy does not cover any bearings, bolts, bushings, clamps, brackets, actuating mechanisms or latching mechanisms used in or on the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Components.

October  10, 1997
2061-1





Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019


Subject:       Option Aircraft

Reference:     Purchase Agreement No. 2061 (the Purchase
               Agreement) between The Boeing Company (Boeing) and
               Continental Airlines, Inc. (Customer) relating to
               Model 777-200IGW aircraft (the Aircraft)


Ladies and Gentlemen:

This Letter Agreement amends and supplements the Purchase
Agreement.  All terms used but not defined in this Letter
Agreement have the same meaning as in the Purchase Agreement.

Boeing agrees to manufacture and sell to Customer additional Model 777-200IGW aircraft as Option Aircraft. The delivery months, number of aircraft, Advance Payment Base Price per aircraft and advance payment schedule are listed in the Attachment to this Letter Agreement (the Attachment).

1.   Aircraft Description and Changes

     1.1 Aircraft Description: The Option Aircraft are described by the Detail Specification listed in the Attachment.

     1.2 Changes: The Detail Specification will be revised to include:

           (i) Changes applicable to the basic Model 777 aircraft which are developed by Boeing between the date of the Detail Specification and the signing of the definitive agreement to purchase the Option Aircraft;
           (ii) Changes required to obtain required regulatory certificates; and
           (iii)  Changes mutually agreed upon.

2.   Price

     2.1 The pricing elements of the Option Aircraft are listed in the Attachment.

     2.2   Price Adjustments.

           2.2.1  Optional Features.  The Optional Features
Prices for the Option Aircraft will be adjusted to Boeing's current prices as of the date of execution of the definitive agreement for the Option Aircraft.

           2.2.2 Escalation Adjustments. The Airframe Price and the Optional Features Prices for Option Aircraft delivering before January 2003, will be escalated on the same basis as the Aircraft.

The engine manufacturer's current escalation provisions, listed in Exhibit Supplement EE1 to the Purchase Agreement, have been estimated to the months of scheduled delivery using commercial forecasts to calculate the Advance Payment Base Price listed in the Attachment to this Letter Agreement. The engine escalation provisions will be revised if they are changed by the engine manufacturer prior to the signing of a definitive agreement for the Option Aircraft.

           2.2.3  Base Price Adjustments.   The Airframe Price
and the Engine Price of the Option Aircraft delivering before January, 2003, will be adjusted to Boeing's and the engine manufacturer's then current prices as of the date of execution of the definitive agreement for the Option Aircraft.

           2.2.4  Prices for Long Lead Time Aircraft.   Boeing
and the engine manufacturer have not established prices and escalation provisions for Model 777-200IGWaircraft and engines for delivery in the year 2003 and after. When prices and the pricing bases are established for the Model 777-200IGW aircraft delivering in the year 2003 and after, the information listed in the Attachment will be appropriately amended.

3.   Payment.

     3.1 Customer will pay a deposit to Boeing in the amount shown in the Attachment for each Option Aircraft (Deposit), on the date of this Letter Agreement. If Customer exercises an option, the Deposit will be credited against the first advance payment due. If Customer does not exercise an option, Boeing will retain the Deposit for that Option Aircraft.

     3.2 Following option exercise, advance payments in the amounts and at the times listed in the Attachment will be payable for the Option Aircraft. The remainder of the Aircraft Price for the Option Aircraft will be paid at the time of delivery.

4.   Option Exercise.

Customer may exercise an option by giving written notice to Boeing on or before the date [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] prior to the first business day of the applicable delivery month listed in the Attachment (Option Exercise Date).

5.   Contract Terms.

     Boeing and Customer will use their best efforts to reach a definitive agreement for the purchase of an Option Aircraft, including the terms and conditions contained in this Letter Agreement, in the Purchase Agreement, and other terms and conditions as may be agreed upon to add the Option Aircraft to the Purchase Agreement as an Aircraft. In the event the parties have not entered into a definitive agreement within 30 days following option exercise, either party may terminate the purchase of such Option Aircraft by giving written notice to the other within 5 days. If Customer and Boeing fail to enter into such definitive agreement, Boeing will retain the Deposit for that Option Aircraft unless failure is attributable to Boeing's fault, in which case the Deposit shall be promptly returned to Customer without interest.

Very truly yours,

THE BOEING COMPANY

By       /s/ Gunar O. Clem

Its           Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:  October 10, 1997

CONTINENTAL AIRLINES, INC.

By      /s/ Brian Davis

Its      Vice President

Attachment

                                      Attachment to
                                Letter Agreement No. 2061-1
             Option Aircraft Delivery, Description, Price and Advance Payments

Airframe Model/MTGW:  777-2001GW    580,000  Detail Specification:  D019W004-A (2/29/96)

Engine Model/
  Thrust Level:     GE90-85B                 Price Base Year:  Jul-95

Airframe Base Price:                         [CONFIDENTIAL MATERIAL OMITTED AND FILED
                                             SEPARATELY WITH THE SECURITIES AND EXCHANGE
Optional Features:                           COMMISSION PURSUANT TO A REQUEST FOR
                                             CONFIDENTIAL TREATMENT]
Sub-Total of Airframe and Features:

Engine Price (Per Aircraft):

Aircraft Basic Price (Excluding BFE/SPE):

Buyer Furnished Equipment (BFE) Estimate:

In-Flight Entertainment Equipment (IFE) Estimate:

Refundable Deposit per Aircraft at Proposal Acceptance:

Airframe Escalation Data:

Base Year Index (ECI):

Base Year Index (ICI):

Engine Escalation Data:

Base Year Index (CPI):

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

October  10, 1997
2061-2


Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019

Subject:       Demonstration Flights

Reference:     Purchase Agreement No. 2061 (the Purchase
               Agreement) between The Boeing Company (Boeing) and
               Continental Airlines, Inc. (Customer) relating to
               Model 777-200IGW aircraft (the Aircraft)


Ladies and Gentlemen:

This Letter Agreement amends and supplements the Purchase
Agreement.  All terms used but not defined in this Letter
Agreement shall have the same meaning as in the Purchase
Agreement.

Definition of Terms:

Correction Costs: Customer's or a third party's direct labor costs and the cost of any material required to correct a Flight Discrepancy where direct labor costs are equal to the warranty labor rate in effect between the parties at the time such labor is expended.

Flight Discrepancy: A failure or malfunction of an Aircraft, or the accessories, equipment or parts installed on the Aircraft which results from a defect in the Aircraft, Boeing Product, engine or Supplier Product or a nonconformance to the Detail Specification for the Aircraft.

The AGTA provides that each aircraft will be test flown prior to delivery for the purpose of demonstrating the functioning of such Aircraft and its equipment to Customer; however, Customer may elect to waive this test flight. For each test flight waived, Boeing agrees to provide Customer an amount of jet fuel at delivery that, together with the standard fuel entitlement, totals [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] U.S. gallons.

Further, Boeing agrees to reimburse Customer for any Correction
Costs incurred as a result of the discovery of a Flight
Discrepancy during the first flight of the aircraft by Customer following delivery to the extent such Correction Costs are not covered under a warranty provided by Boeing, the engine manufacturer or any of Boeing's suppliers.

Should a Flight Discrepancy be detected by Customer which requires the return of the Aircraft to Boeing's facilities at Seattle, Washington, so that Boeing may correct such Flight Discrepancy, Boeing and Customer agree that title to and risk of loss of such Aircraft will remain with Customer. Any such correction by Boeing shall be at no cost to Customer. In addition, it is agreed that Boeing will have responsibility for the Aircraft while it is on the ground at Boeing's facilities in Seattle, Washington, as is chargeable by law to a bailee for mutual benefit, but Boeing shall not be chargeable for loss of use.

To be reimbursed for Correction Costs, Customer shall submit a written itemized statement describing any flight discrepancies and indicating the Correction Cost incurred by Customer for each discrepancy. This request must be submitted to Boeing's Contracts Regional Director at Renton, Washington, within ninety
(90) days after the first flight by Customer.

Very truly yours,

THE BOEING COMPANY


By      /s/ Gunar O. Clem

Its           Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:  October 10, 1997

CONTINENTAL AIRLINES, INC.


By      /s/ Brian Davis

Its      Vice President

October 10, 1997
2061-3


Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019


Subject:       Installation of Cabin Systems Equipment

Reference:     Purchase Agreement No. 2061 (the Purchase
               Agreement) between The Boeing Company (Boeing) and
               Continental Airlines, Inc. (Customer) relating to
               Model 777-200IGW aircraft (the Aircraft)


Ladies and Gentlemen:

This Letter Agreement amends and supplements the Purchase
Agreement.  All terms used but not defined in this Letter
Agreement have the same meaning as in the Purchase Agreement.

Customer has requested that Boeing install in the Aircraft the inflight entertainment and cabin communications systems (IFE/CCS) described in Attachment A to this Letter Agreement.

Because of the complexity of the IFE/CCS, special attention and additional resources will be required during the development, integration, certification, and manufacture of the Aircraft to achieve proper operation of the IFE/CCS at the time of delivery of the Aircraft. To assist Customer, Boeing will perform the functions of project manager (the Project Manager) as set forth in Attachment B.

1.   Responsibilities.

     1.1   Customer will:

           1.1.1 Provide Customer's IFE/CCS system requirements to Boeing;

           1.1.2  Select the IFE/CCS suppliers (Suppliers) from
among those suppliers identified in the Change Request/s/ listed in Attachment A to this Letter Agreement;

           1.1.3 Promptly after selecting Suppliers, participate with Boeing in meetings with Suppliers to ensure that Supplier's functional system specifications meet Customer's and Boeing's respective requirements;

           1.1.4  Select Supplier part numbers;

           1.1.5 Negotiate and obtain agreements on product assurance, product support following Aircraft delivery (including spares support), and any other special business arrangements directly with Suppliers;

           1.1.6 Provide pricing information for part numbers selected above to Boeing by a mutually selected date;

           1.1.7 Negotiate and obtain agreements with any required service providers; and

           1.1.8 Include in Customer's contract with any seat supplier a condition obligating such seat supplier to enter into and comply with a Boeing approved bonded stores agreement. This bonded stores agreement will set forth the procedures concerning the use, handling and storage for the Boeing owned IFE/CCS equipment during the time such equipment is under the seat supplier's control.

     1.2   Boeing will:

           1.2.1 Perform the Project Manager functions stated in Attachment B;

           1.2.2 Provide Aircraft interface requirements to Suppliers;

           1.2.3 Assist Suppliers in the development of their IFE/CCS system specifications and approve such specifications;

           1.2.4 Negotiate terms and conditions (except for price, product assurance, product support following Aircraft delivery and any other special business arrangements) and enter into contracts with Suppliers for the purchase of IFE/CCS and manage such contracts for the IFE/CCS;

           1.2.5 Be responsible for ensuring that the Suppliers deliver to Boeing on-dock requirements for those Supplier part numbers which have been previously certified and remain unchanged throughout the Boeing purchase contract period of performance.

           1.2.6 Coordinate the resolution of technical issues with Suppliers;

           1.2.7 Ensure that at time of Aircraft delivery the IFE/CCS configuration and functionality meets the requirements of the Change Requests contained in Attachment A to this Letter Agreement as such Attachment A may be amended from time to time; and

           1.2.8 Obtain FAA certification of the Aircraft with the IFE/CCS installed therein.

2.   Software.

     IFE/CCS systems may contain software of the following two types.

     2.1 Systems Software. The software required to operate and certify the IFE/CCS systems on the Aircraft is the "Systems
Software" and is part of the IFE/CCS.

     2.2 Customer's Software. The software accessible to the Aircraft passengers which controls Customer's specified optional features is "Customer's Software" and is not part of the IFE/CCS.

           2.2.1 Customer is solely responsible for specifying Customer's Software functional and performance requirements and ensuring that Customer's Software meets such requirements. Customer and Customer's Software supplier will have total responsibility for the writing, certification, modification, revision, or correction of any of Customer's Software. Boeing will not perform the functions and obligations described in paragraph 1.2 above, nor the Project Manager's functions described in Attachment B, for Customer's Software.

           2.2.2 The omission of any Customer's Software or the lack of any functionality of Customer's Software will not be a valid condition for Customer's rejection of the Aircraft at the time of Aircraft delivery unless such omission or lack of functionality is due to a breach by Boeing of its obligations under this Purchase Agreement.

           2.2.3 Boeing has no obligation to approve any documentation to support Customer's Software certification. Boeing will only review and operate Customer's Software if in Boeing's reasonable opinion such review and operation is necessary to certify the IFE/CCS system on the Aircraft.

           2.2.4  Boeing will not be responsible for obtaining
FAA certification for Customer's Software.

3.   Changes.

     3.1 After Boeing and Supplier have entered into a contract for the purchase of the IFE/CCS, changes to such contract may only be made by Boeing. Any Customer request for changes to the IFE/CCS specification after the Boeing/Supplier contract has been signed must be made in writing directly to Boeing. Boeing shall respond to such request by Customer in a timely manner. If such change is technically feasible and Boeing has the resources and time to incorporate such change, then Boeing shall negotiate with the Supplier to incorporate such change into the contract for the IFE/CCS. Any Supplier price increase resulting from such a change will be negotiated between Customer and Supplier.

     3.2 Boeing and Customer recognize that the developmental nature of the IFE/CCS may require changes to the IFE/CCS or the Aircraft in order to ensure (i) compatibility of the IFE/CCS with the Aircraft and all other Aircraft systems, and (ii) FAA certification of the Aircraft with the IFE/CCS installed therein. In such event Boeing will notify Customer and recommend to Customer the most practical means for incorporating any such change. If within 15 days after such notification Customer and Boeing through negotiations cannot mutually agree on the incorporation of any such change or alternate course of action, then the remedies available to Boeing in Paragraph 5 shall apply.

     3.3 The incorporation into the Aircraft of any mutually agreed change to the IFE/CCS may result in Boeing adjusting the price of the Change Request contained in Attachment A to this Letter Agreement.

     3.4 Boeing's obligation to obtain FAA certification of the Aircraft with the IFE/CCS installed is limited to the IFE/CCS as described in Attachment A, as Attachment A may be amended from time to time.

     3.5 Boeing shall notify Customer in a timely manner in the event of a default by a Supplier under the Supplier's contract with Boeing. Within 15 days of Customer's receipt of such notification, Boeing and Customer shall agree through negotiations on an alternative Supplier or other course of action. If Boeing and Customer are unable to agree on an alternative Supplier or course of action within such time, the remedies available to Boeing in Paragraph 5 shall apply.

4.   Exhibits B and C to the AGTA.

     IFE/CCS is deemed to be BFE for the purposes of Exhibit B, Customer Support Document, and Exhibit C, the Product Assurance
Document, of the AGTA.

5.   Boeing's Remedies.

     If Customer does not comply with any of its obligations set forth herein, Boeing may:

     5.1 delay delivery of the Aircraft pursuant to the provisions of Article 7, Excusable Delay, of the AGTA; or

     5.2 deliver the Aircraft without part or all of the IFE/CCS installed, or with part or all of the IFE/CCS inoperative.

Boeing may also increase the Aircraft Price by the amount of Boeing's additional out-of-pocket costs, including but not limited to extra engineering costs, factory disruption costs, and storage costs, attributable to such noncompliance.

6.   Advance Payments.

     6.1 Estimated Price for the IFE/CCS. An estimated price for the IFE/CCS purchased by Boeing will be included in the Aircraft Advance Payment Base Price to establish the advance payments for each Aircraft. The estimated price for the Boeing purchased IFE/CCS installed on each Aircraft by Change Request 2300CH7324 is [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] U.S. dollars expressed in 1995 dollars.

     6.2 Aircraft Price. The Aircraft Price will include the actual IFE/CCS prices and any associated transportation costs charged Boeing by Suppliers.

7.   Customer's Indemnification of Boeing.

     Customer will indemnify and hold harmless Boeing from and against all claims and liabilities, including costs and expenses (including attorneys' fees) incident thereto or incident to successfully establishing the right to indemnification, for injury to or death of any person or persons, including employees of Customer but not employees of Boeing, or for loss of or damage to any property, including Aircraft, arising out of or in any way connected with any nonconformance or defect in any IFE/CCS, and whether or not arising in tort or occasioned in whole or in part by the negligence of Boeing, whether active, passive or imputed. This indemnity will not apply with respect to any nonconformance or defect caused solely by Boeing's handling or installation of the IFE/CCS.

If the foregoing correctly sets forth your understanding of our agreement with respect to the matters treated above, please indicate your acceptance and approval below.

Very truly yours,

THE BOEING COMPANY


By      /s/ Gunar O. Clem

Its           Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:  October 10, 1997

CONTINENTAL AIRLINES, INC.


By     /s/ Brian Davis

Its     Vice President

                         Attachment A
                     Cabin Systems Equipment


     The following Change Request describes the items of equipment that under the terms and conditions of this Letter
Agreement are considered to be IFE/CCS. Each such Change Request is fully described in Change Request Document D019WCR1-CAL-2B.

Change Request Number and Title

2300CH7324

ENTERTAINMENT AND COMMUNICATIONS SYSTEM COLLECTOR - DUAL CLASS,
285 PASSENGERS - CSE - MATSUSHITA 2000E INTERACTIVE IN-SEAT VIDEO

                         Attachment B
                         Project Manager



This Attachment B describes the functions that Boeing will perform as Project Manager to support (i) the development and integration of the IFE/CCS and (ii) the FAA certification of the IFE/CCS when installed on the Aircraft.

1.   Project Management

     Boeing will perform the following functions for the IFE/CCS.
Boeing will have authority to make day-to-day management decisions, and decisions on technical details which in Boeing's reasonable opinion do not significantly affect form, fit, function, cost or aesthetics. Boeing will be responsible for:

     A.   Managing the development of all program schedules;

     B. Evaluating and approving Supplier's program management and developmental plans;

     C.   Defining program metrics and status requirements;

     D. Scheduling and conducting program status reviews on a weekly basis, or such other time period as may be mutually agreed;

     E. Scheduling and conducting design and schedule reviews with Customer and Suppliers;

     F.   Monitoring compliance with schedules;

     G. Evaluating and approving any recovery plans or plan revisions which may be required of either Suppliers or Customer;

     H. Leading the development of a joint IFE/CCS project management plan (the Program Plan) and;

     I.   Managing the joint development of the System
          Specification

2.   System Integration

     Boeing's performance as Project Manager will include the functions of systems integrator (Systems Integrator). As Systems
Integrator Boeing will perform the following functions:

     A. As required, assist Suppliers in defining their system specifications for the IFE/CCS, approve such specifications and develop an overall system functional specification;

     B. Coordinate Boeing, Customer and Supplier teams to ensure sufficient Supplier and Supplier sub system testing and an overall cabin system acceptance test are included in the Program Plan; and

     C. Organize and conduct technical coordination meetings with Customer and Suppliers to review responsibilities, functionality, Aircraft installation requirements and overall program schedule, direction and progress.

3.   Seat Integration

     A. Boeing will coordinate the interface requirements between seat suppliers and Suppliers. Interface requirements are defined in Boeing Document Nos. D6-36230, "Passenger Seat Design and Installation"; D6-36238, "Passenger Seat Structural Design and Interface Criteria"; D222W232, "Seat Wiring and Control Requirements"; and D222W013-4, "Seat Assembly Functional Test Plan".

     B. The Suppliers will be required to coordinate integration testing and provide seat assembly functional test procedures for seat electronic parts to seat suppliers and Boeing, as determined by Boeing.

     C. The Suppliers will assist the seat suppliers in the preparation of seat assembly functional test plans.

October 10, 1997
2061-4



Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019



Subject:       Spares Initial Provisioning

Reference:     Purchase Agreement No. 2061 (the Purchase
               Agreement) between The Boeing Company (Boeing) and
               Continental Airlines, Inc. (Customer) relating to
               Model  777-200IGW aircraft (the Aircraft)


Ladies and Gentlemen:

This Letter Agreement amends and supplements the Purchase
Agreement.  All terms used but not defined in this Letter
Agreement shall have the same meaning as in the Purchase
Agreement.


1.   Applicability.

     This letter will apply to initial provisioning for the Model 777-200IGW Aircraft purchased by Customer under the Purchase Agreement.

2.   Initial Provisioning Meeting.

     Boeing will conduct an initial provisioning meeting (Initial Provisioning Meeting) with Customer to establish mutually agreeable procedures to accomplish Customer's initial provisioning of spare parts for the Aircraft. The parties will agree, during the Initial Provisioning Meeting on the operational data to be provided by Customer for Boeing's use in preparing its quantity recommendations for initial provisioning of spare parts for the Aircraft, exclusive of special tools, ground support equipment, engines and engine parts (Provisioning Items). Such operational data to be provided by Customer will be the data described in Section E of Boeing Manual D6-49090, entitled "Initial Provisioning Implementation Manual, Boeing Model 757, 767, 777, 747-400 and 737-300, -400 and -500" (Boeing Initial
Provisioning Implementation Manual) which will be furnished to Customer prior to the Initial Provisioning Meeting. The parties will also agree on the provisioning documentation data to be provided by Boeing. Such data will be essentially in accordance with the provisions of Chapter 1 of ATA International Specification 2000, Revision 1, dated April 20, 1989, as described in Boeing Initial Provisioning Implementation Manual D6-49090 (such data will be hereinafter referred to collectively as the "Provisioning Data"). Boeing will provide instruction in the use of the initial provisioning documentation. This instruction will be provided in conjunction with the Initial Provisioning Meeting. In addition, the parties will discuss spares ordering procedures and other matters related to the provisioning for the Aircraft. The time and location for such Initial Provisioning Meeting will be mutually agreed upon between the parties.

3.   Initial Provisioning Documentation.

     3.1 Provisioning Data. Boeing will furnish Provisioning Data to Customer on or about December 15, 1997. The Provisioning Data will be as complete as possible and will cover Provisioning Items selected by Boeing for review by Customer for initial provisioning for the Aircraft. The Provisioning Data will set forth the prices for Provisioning Items which are Boeing Spare Parts and such prices will be firm and remain in effect until the date or dates set forth below in Paragraph 4.1, Boeing Spare Parts, by which orders must be placed with Boeing. Boeing will, from time to time, until a date approximately 90 days following delivery of the last Aircraft or until the delivery configuration of each of the Aircraft is reflected in the Provisioning Data, whichever is later, furnish to Customer revisions to the Provisioning Data.

     3.2 Provisioning IPC. Boeing will, on or about December 1, 1997, furnish to Customer a Boeing Illustrated Parts Catalog
(IPC), hereinafter referred to as the "Provisioning IPC." The Provisioning IPC will be as complete as possible and will cover Provisioning Items selected by Boeing for review by Customer for initial provisioning for the Aircraft. Boeing will, from time to time, until a date approximately 90 days following delivery of the last Aircraft, or until the delivery configuration of each of the Aircraft is reflected in the Provisioning IPC, whichever is later, furnish to Customer revisions to the Provisioning IPC.

     3.3  Buyer Furnished Equipment (BFE) Provisioning Data.

          3.3.1 Boeing's Responsibility. Boeing will include BFE end items in the Provisioning Data and Provisioning IPC for BFE installed on Customer's Aircraft provided such equipment has been installed on other Aircraft by Boeing and Boeing has data on the BFE.

          3.3.2 Customer's Responsibility. Customer will be responsible for ensuring BFE data is provided to Boeing by the BFE supplier in a format reasonably acceptable to Boeing for BFE not covered by 3.3.1 above. If the data is not provided to Boeing in a timely manner and in a format reasonably acceptable to Boeing, such BFE equipment will not be included in Boeing's Provisioning Data or IPC.

     3.4 Other Data. Boeing will submit to Customer listings of raw materials, standard parts and bulk materials to be used by Customer in the maintenance and repair of the Aircraft.

4. Purchase from Boeing of Spare Parts as Initial Provisioning for the Aircraft.

     4.1 Boeing Spare Parts. Customer will place orders for Provisioning Items on or about January 15, 1998; provided, however, that in those instances where Boeing submits any revision to the Provisioning Data, Customer will place orders for Boeing Spare Parts covered by such revision within 90 days following the date of such submittal. At Customer's request, Boeing will process "controlled shipments" by shipping full or partial quantities of an order on a schedule specified by Customer, provided the final shipment is made no later than 24 months after receipt of the order.

     4.2 Vendor Provisioning Items. Customer may place orders with Boeing for Provisioning Items which are manufactured by vendors or to their detailed design and are covered by the Provisioning Data as initial provisioning for the Aircraft. The price to Customer for any such vendor Provisioning Item will be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the vendor's quoted price to Boeing therefor. If Customer elects to purchase such vendor Provisioning Items from Boeing, Customer will place its orders therefor in accordance with the provisions of Paragraph 4.1, Boeing Spare Parts.

     4.3 Ground Support Equipment and Special Tools. Customer may place orders with Boeing for ground support equipment (GSE) and special tools manufactured by vendors which Customer determines it will initially require for maintenance, overhaul and servicing of the Aircraft and/or engines. The price to Customer for such GSE or special tools will be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the vendor's quoted price to Boeing therefor. If Customer elects to purchase such GSE and special tools from Boeing, Customer will place its orders therefor by the date set forth in Paragraph 4.1, Boeing Spare Parts or such later date as the parties may mutually agree.

     4.4 Spare Engines and Engine Spare Parts. Customer may place orders with Boeing for spare engines and/or engine spare parts which Customer determines it will initially require for support of the Aircraft or for maintenance and overhaul of the engines. The price to Customer for such spare engines or such engine spare parts, will be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the engine manufacturer's quoted price to Boeing for the engine, and [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the engine manufacturer's quoted price to Boeing for the engine spare parts. If Customer elects to purchase such spare engines or engine spare parts through Boeing, Customer will place its orders on a date to be mutually agreed upon during the Initial Provisioning Meeting.

     4.5 QEC Kits. Boeing will, on or about September 15, 1997, furnish to Customer a listing of all components which could be included in the Quick Engine Change (QEC) kits which may be purchased by Customer from Boeing. Customer agrees to review such listing and indicate by marking on one copy of such listing those components that Customer desires included in its QEC kits. Customer will return such marked copy to Boeing within 30 days after Customer's receipt of such listing. Within 30 days after Boeing's receipt of such marked copy, Boeing will republish such listing to reflect only those components selected by Customer and will provide copies of such republished listing to Customer. Boeing will from time to time furnish revisions to such republished listing until a date approximately 90 days after delivery of the last QEC kit ordered by Customer for the Aircraft. Boeing will furnish to Customer as soon as practicable a statement setting forth a firm price for the QEC kit configuration selected by Customer. Customer agrees to place orders with Boeing for the QEC kits for the Aircraft by December 15, 1997.

     4.6 Payment for Provisioning Items. The payment provisions of the Customer Services General Terms Agreement (CSGTA) between
Boeing and Customer will be applicable to Provisioning Items ordered by Customer from Boeing for the Aircraft.

5.   Delivery.

     Boeing will, insofar as reasonably possible, deliver to Customer the Spare Parts ordered by Customer in accordance with the provisions of this letter on dates reasonably calculated to conform to Customer's anticipated needs in view of the scheduled deliveries of the Aircraft. Customer and Boeing will agree upon the date to begin delivery of the Provisioning Spare Parts ordered in accordance with this letter. Where appropriate, Boeing will arrange for shipment of such Spare Parts, which are manufactured by vendors, directly to Customer from the applicable vendor's facility. The routing and method of shipment for initial deliveries and all subsequent deliveries of such Spare Parts will be as mutually agreed between Boeing and Customer.

6.   Substitution for Obsolete Spare Parts.

     6.1 Obligation to Substitute. In the event that, prior to delivery of the first Aircraft pursuant to the Purchase Agreement, any Spare Part purchased by Customer from Boeing in accordance with this letter is rendered obsolete or unusable due to the redesign of the Aircraft or of any accessory, equipment or part thereof (other than a redesign at Customer's request), Boeing will deliver to Customer new and usable Spare Parts in substitution for such obsolete or unusable Spare Parts and Customer will return the obsolete or unusable Spare Parts to Boeing. Boeing will credit Customer's account with Boeing with the price paid by Customer for any such obsolete or unusable Spare Part and will invoice Customer for the purchase price of any such substitute Spare Part delivered to Customer.

     6.2 Delivery of Obsolete Spare Parts and Substitutes Therefor. Obsolete or unusable Spare Parts returned by Customer pursuant to this Item will be delivered to Boeing at its Seattle Distribution Center, or such other destination as Boeing may reasonably designate. Spare Parts substituted for such returned obsolete or unusable Spare Parts will be delivered to Customer at Boeing's Seattle Distribution Center, or such other Boeing shipping point as Boeing may reasonably designate. Boeing will pay the freight charges for the shipment from Customer to Boeing of any such obsolete or unusable Spare Part and for the shipment from Boeing to Customer of any such substitute Spare Part.

7.   Repurchase of Provisioning Items.

     7.1 Obligation to Repurchase. During a period commencing 1 year after delivery of the first Aircraft under the Purchase Agreement, and ending 5 years after such delivery, Boeing will, upon receipt of Customer's written request and subject to the exceptions in Paragraph 7.2, Exceptions, repurchase unused and undamaged Provisioning Items which (i) were recommended by Boeing in the Provisioning Data as initial provisioning for the Aircraft, (ii) were purchased by Customer from Boeing, and (iii) are surplus to Customer's needs.

     7.2 Exceptions. Boeing will not be obligated under Paragraph 7.1, Obligation to Repurchase, to repurchase any of the following: (i) quantities of Provisioning Items in excess of those quantities recommended by Boeing in the Provisioning Data for the Aircraft, (ii) QEC Kits, bulk material kits, raw material kits, service bulletin kits, standards kits and components thereof (except those components listed separately in the Provisioning Data), (iii) Provisioning Items for which an Order was received by Boeing more than 8 months after delivery of the last Aircraft, (iv) Provisioning Items which have become obsolete or have been replaced by other Provisioning Items as a result of
(a) Customer's modification of the Aircraft or (b) design improvements by Boeing or the vendor (other than Provisioning Items which have become obsolete because of a defect in design if such defect has not been remedied by an offer by Boeing or the vendor to provide no charge retrofit kits or replacement parts which correct such defect), and (v) Provisioning Items which become excess as a result of a change in Customer's operating parameters, provided to Boeing pursuant to the Initial Provisioning meeting in Paragraph 2, which were the basis of Boeing's initial provisioning recommendations for the Aircraft.

     7.3 Notification and Format. Customer will notify Boeing, in writing, when Customer desires to return Provisioning Items which Customer's review indicates are eligible for repurchase by Boeing under the provisions of this Repurchase of Provisioning Items paragraph. Customer's notification will include a detailed summary, in part number sequence, of the Provisioning Items Customer desires to return. Such summary will be in the form of listings, tapes, diskettes or other media as may be mutually agreed between Boeing and Customer, and will include part number, nomenclature, purchase order number, purchase order date and quantity to be returned. Within 5 business days after receipt of Customer's notification, Boeing will advise Customer, in writing, when Boeing's review of such summary will be completed, but in no case will the Boeing review be completed more than 30 days after receipt of Customer's notification.

     7.4 Review and Acceptance by Boeing. Upon completion of Boeing's review of any detailed summary submitted by Customer pursuant to Paragraph 7.3, Boeing will issue to Customer a Material Return Authorization (MRA) for those Provisioning Items Boeing agrees are eligible for repurchase in accordance with this Repurchase of Provisioning Items paragraph. Boeing will advise Customer of the reason that any spare part included in Customer's detailed summary is not eligible for return. Boeing's MRA will state the date by which Provisioning Items listed in the MRA must be redelivered to Boeing and Customer will arrange for shipment of such Provisioning Items accordingly.

     7.5 Price and Payment. The price of each Provisioning Item repurchased by Boeing pursuant to this Repurchase of Provisioning Items paragraph will be an amount equal to [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of the original invoice price thereof. In the case of Provisioning Items manufactured by a vendor which were purchased pursuant to Paragraph 4, Purchase from Boeing of Spare Parts as Initial Provisioning for the Aircraft, hereof the repurchase price will not include Boeing's [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] handling charge. Boeing will pay the repurchase price by issuing a credit memorandum in favor of Customer which may be applied against amounts due Boeing for the purchase of aircraft, Spare Parts, services or data.

     7.6 Delivery of Provisioning Items. Provisioning Items repurchased by Boeing pursuant to this Repurchase of Provisioning Items paragraph will be delivered to Boeing at its Seattle Distribution Center, or such other destination as Boeing may reasonably designate. Boeing will pay the freight charges for the shipment from Customer to Boeing of any such Provisioning Items.

8. Obsolete Spare Parts and Surplus Provisioning Items - Title and Risk of Loss.

     Title to and risk of loss of any obsolete or unusable Spare Parts returned to Boeing pursuant to Paragraph 6, Substitution for Obsolete Spare Parts, will pass to Boeing upon delivery thereof to Boeing. Title to and risk of loss of any Spare Part substituted for an obsolete or unusable Spare Part pursuant to Paragraph 6, Substitution for Obsolete Spare Parts, will pass to Customer upon delivery thereof to Customer. Title to and risk of loss of any Provisioning Item repurchased by Boeing pursuant to Paragraph 7, Repurchase of Provisioning Items, will pass to Boeing upon delivery thereof to Boeing. With respect to the obsolete or unusable Spare Parts which may be returned to Boeing and the Spare Parts substituted therefor, pursuant to Paragraph 6, and the Provisioning Items which may be repurchased by Boeing, pursuant to Paragraph 7, the party which has risk of loss of any such Spare Part or Provisioning Item will have the responsibility of providing any insurance coverage for it desired by such party.

9.   Supplier Support.

     Boeing has entered, or anticipates entering, into product support agreements with suppliers (Boeing Suppliers) of major system components manufactured by such Suppliers to be installed on the Aircraft (Supplier Components). Such product support agreements commit, or are expected to commit, the Boeing Suppliers to provide to Boeing's customers and/or such customer's designees support services with respect to the Supplier Components which can be reasonably expected to be required during the course of normal operation. This support includes but is not limited to shelf-stock of certain spare parts, emergency spare parts, timely delivery of spare parts, and technical data related to the Supplier Components. Copies of such product support agreements will be provided to Customer on or about January 15, 1998 in Boeing Document D6-56115, Volumes 1 and 2. In the event Customer has used due diligence in attempting to resolve any difficulty arising in normal business transactions between Customer and a Boeing Supplier with respect to product support for a Supplier Component manufactured by such Supplier and if such difficulty remains unresolved, Boeing will, if requested by Customer, assist Customer in resolving such difficulty. Assistance will be provided by the Spares Supplier Support and Data Management Organization within the Boeing Buyer Services Division.

10.  Termination for Excusable Delay.

     In the event of termination of the Purchase Agreement with respect to any Aircraft pursuant to Article 7 of the AGTA, such termination will, if Customer so requests by written notice received by Boeing within 15 days after such termination, also discharge and terminate all obligations and liabilities of the parties as to any Spare Parts which Customer had ordered pursuant to the provisions of this letter as initial provisioning for such Aircraft and which are undelivered on the date Boeing receives such written notice.


Very truly yours,

THE BOEING COMPANY



By      /s/ Gunar O. Clem

Its     Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:  October 10, 1997


CONTINENTAL AIRLINES, INC.



By    /s/ Brian Davis

Its     Vice President

October 10,1997
2061-5





Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019



Subject:          Flight Crew Training Spare Parts Support

Reference:        Purchase Agreement No. 2061 (the Purchase
                  Agreement) between The Boeing Company (Boeing) and Continental Airlines, Inc. (Customer) relating to Model 777-200IGW aircraft (the
                  Aircraft)


Ladies and Gentlemen:

This Letter Agreement amends and supplements the Purchase
Agreement.  All terms used but not defined in this Letter
Agreement shall have the same meaning as in the Purchase
Agreement.

Definition of Terms:

Flight Crew Training: Flight training occurring immediately following delivery using Boeing facilities.

Removed Parts:  Parts removed from an Aircraft during Flight Crew
Training.

Replacement Parts: Parts taken from Boeing inventory and installed in an Aircraft because no Standby Parts are available.

Standby Parts: Parts which are owned by Customer and located at Customer's designated storage area at Boeing to support Flight Crew Training. The Standby Parts list, including part numbers, exact quantities and on-dock dates, will be established during the spares provisioning meeting.

Training Aircraft:  The Aircraft delivered to Customer used for
Flight Crew Training.

1.   Provisioning of Spare Parts

     To support Flight Crew Training, Boeing agrees to provide normal line maintenance and expendable spare parts at no charge on the Training Aircraft; and, Customer agrees to provide Standby
Parts for the Training Aircraft.

     If parts other than those discussed above fail, Boeing will attempt to provide Replacement Parts for those failed parts in order to prevent extended down time on the Training Aircraft. If Boeing is unable to provide Replacement Parts, Customer will be responsible for providing those parts.

2.   Disposition of Removed Parts

     Boeing may with Customer consent either:

          (i) repair such Removed Parts, at no charge to Customer, and either retain such parts as Standby Parts or return the Removed Parts to Customer, at Customer expense;
     or

          (ii)    return the Removed Parts to Customer at
     Customer's expense; or

          (iii) return the Removed Parts to the manufacturer for repair or replacement under such manufacturer's warranty. Upon Boeing's receipt of the repaired Removed Parts or their replacements, Boeing may retain such Removed Parts or their replacements as Standby Parts or return such Removed Parts or their replacements to Customer, at Customer's expense. Any Removed Parts returned to Customer, or replacements, will be accomplished in accordance with any written instructions from Customer received by Boeing prior to such return.

3.   Payment for Replacement Parts

     Boeing will invoice Customer for Replacement Parts at [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT] for such part.

4.   Redelivery of Standby Parts

     Standby Parts not installed in the Training Aircraft will be redelivered to Customer on board the last aircraft used for Flight Crew Training.

5.   Non-performance by Customer

     If Customer's non-performance of obligations in this Letter
Agreement causes a delay in the Flight Crew Training, Customer will be deemed to have agreed to any such delay in Flight Crew
Training.  In addition, Boeing will have the right to:

          (i) purchase Standby Parts and invoice Customer for the price of such Parts and for any necessary adjustment and calibration of such Parts; or

          (ii)  cancel or reschedule the Flight Crew Training; or

          (iii) invoice Customer for any out-of-pocket expenses, including but not limited to ground handling expenses, maintenance costs and storage costs, that are directly attributable to the delay in the Flight Crew Training.

6.   Customer Warranty

     Customer warrants that the Standby Parts will meet the requirements of the Detail Specification and be in a condition to pass Boeing's receival inspection and functional test, and if not in a new condition, will have an attached FAA Serviceable Parts Tag.

7.   Title and Risk of Loss

     Title to and risk of loss of any Standby Parts or Removed Parts will remain with Customer. Boeing will have only such liability for Standby Parts and Removed Parts as a bailee for mutual benefit would have, but will not be liable for loss of use. For Replacement Parts, title will transfer to Customer at the time such part is installed on the Training Aircraft.


Very truly yours,

THE BOEING COMPANY


By    /s/ Gunar O. Clem

Its     Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:  October 10, 1997


CONTINENTAL AIRLINES, INC.


By    /s/ Brian Davis

Its     Vice President

October  10, 1997
2061-6




Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019


Subject:          [CONFIDENTIAL MATERIAL OMITTED AND FILED
                  SEPARATELY WITH THE SECURITIES AND EXCHANGE
                  COMMISSION PURSUANT TO A REQUEST FOR
                  CONFIDENTIAL TREATMENT]

Reference:        Purchase Agreement No. 2061 (the Purchase
                  Agreement) between The Boeing Company (Boeing) and Continental Airlines, Inc. (Customer) relating to Model 777 aircraft (the Aircraft)


Ladies and Gentlemen:

This Letter Agreement amends and supplements the Purchase
Agreement.  All terms used but not defined in this Letter
Agreement have the same meaning as in the Purchase Agreement.

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]


Very truly yours,

THE BOEING COMPANY


By    /s/ Gunar O. Clem

Its      Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:  October 10, 1997


CONTINENTAL AIRLINES, INC.


By      /s/ Brian Davis


Its      Vice President

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

October  10, 1997
6-1162-GOC-087



Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019

Subject:          [CONFIDENTIAL MATERIAL OMITTED AND FILED
                  SEPARATELY WITH THE SECURITIES AND EXCHANGE
                  COMMISSION PURSUANT TO A REQUEST FOR
                  CONFIDENTIAL TREATMENT]

Reference:        Purchase Agreement No. 2061 (the Purchase
                  Agreement) between The Boeing Company (Boeing) and Continental Airlines, Inc. (Customer) relating to Model 777-200IGW aircraft (the
                  Aircraft)

Ladies and Gentlemen:

This Letter Agreement amends and supplements the Purchase
Agreement.  All terms used but not defined in this Letter
Agreement have the same meaning as in the Purchase Agreement.

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

       Boeing and Customer understand that certain information contained in this Letter Agreement, including any attachments hereto, are considered by both parties to be confidential.
Boeing and Customer agree that each party will treat this Letter Agreement and the information contained herein as confidential and will not, without the other party's prior written consent, disclose this Letter Agreement or any information contained herein to any other person or entity except as may be required by applicable law or governmental regulations.

Very truly yours,

THE BOEING COMPANY

By     /s/ Gunar O. Clem

Its     Attorney-In-Fact

ACCEPTED AND AGREED TO this

Date:  October 10, 1997

CONTINENTAL AIRLINES, INC.

By     /s/ Brian Davis

Its     Vice President


[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

October   10, 1997
6-1162-GOC-088





Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019


Subject:          [CONFIDENTIAL MATERIAL OMITTED AND FILED
                  SEPARATELY WITH THE SECURITIES AND EXCHANGE
                  COMMISSION PURSUANT TO A REQUEST FOR
                  CONFIDENTIAL TREATMENT]

Reference:        Purchase Agreement No. 2061 (the Purchase
                  Agreement) between The Boeing Company (Boeing) and Continental Airlines, Inc. (Customer) relating to Model 777-200IGW aircraft (the
                  Aircraft)

Ladies and Gentlemen:

This Letter Agreement amends and supplements the Purchase
Agreement.  All terms used but not defined in this Letter
Agreement have the same meaning as in the Purchase Agreement.

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

Very truly yours,

THE BOEING COMPANY


By    /s/ Gunar O. Clem

Its     Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:   October 10, 1997

CONTINENTAL AIRLINES, INC.


By    /s/ Brian Davis

Its    Vice President

October  10,1997
6-1162-GOC-089



Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas  77019


Subject:          Special Matters

Reference:        Purchase Agreement No. 2061 (the Purchase
                  Agreement) between The Boeing Company (Boeing) and Continental Airlines, Inc. (Customer) relating to Model 777-200IGW aircraft (the
                  Aircraft)


Ladies and Gentlemen:

This Letter Agreement amends and supplements the Purchase
Agreement.  All terms used and not defined in this Letter
Agreement shall have the same meaning as in the Purchase
Agreement.

1.    [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

2.    Option Aircraft Pricing.

      2.1 Airframe Base Price. Notwithstanding the provisions of Paragraph 2.2.3 of Letter Agreement 2061-1, the Airframe Price for the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Option Aircraft described in Letter Agreement 2061-1 shall be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] for the Aircraft presented in Table 1 to the Purchase Agreement.

      2.2 Optional Features Prices. Notwithstanding the provisions of Paragraph 2.2.1 of Letter Agreement 2061-1, the Optional Features Prices for the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Option Aircraft described in Letter Agreement 2061-1 [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

3.    [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

4.    Payment of Interest on Deferred Advance Payments.

      4.1 Interest Rate for Firm Aircraft. Customer agrees to pay interest on all amounts which are deferred pursuant to Paragraph 3.1 of this Letter Agreement at [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. Such interest shall accrue from and include the date on which such payments would have been due but for the execution of this Letter Agreement to but excluding the date on which such amounts are paid in full. Interest shall be due and payable on the first business day of each calendar quarter and on the delivery date of any Aircraft that had a deferred advance payment schedule.
(Note: the interest rate as determined above will be use for the entire calendar quarter; e.g., the interest rate determined based on [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].)

      4.2 Interest Rate for Option Aircraft. Customer agrees to pay interest on all amounts which are deferred pursuant to Paragraph 3.2 of this Letter Agreement at [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

      4.3 Delivery Delay Impact on Interest Calculations. If the delivery of any Aircraft is delayed due to either an excusable or a non-excusable delay, then interest on the deferred advance payments in respect of such Aircraft will not accrue during the time period from the last working day of the scheduled delivery month to the day of delivery of the Aircraft. Payment of any interest that has accrued prior to the start of the delay but remains unpaid will be paid on the normal quarterly interest payment schedule set forth in Paragraph 4.1 of this Letter Agreement or on the delivery date of the Aircraft, whichever comes first.

      4.4 Boeing Invoice. Boeing shall submit to Customer, not less than fifteen (15) days prior to the end of each quarter, an invoice for interest accrued during each such quarter. Customer's payment is due and payable to Boeing on the first business day of the following month. Boeing's invoice will show interest accrued during the quarter for each Aircraft for which advance payments have been deferred. The invoice will also include interest accrued on deferred advance payments with respect to other aircraft in other purchase agreements between Customer and Boeing.

5.    Option Aircraft Deposits.

      [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT]

6.    Model Substitution.

      6.1 Customer may elect to substitute other Model 777 aircraft then currently in production for the Aircraft subject to
(i) Boeing receiving Customer's written notice 15 months prior the scheduled delivery month, (ii) Boeing production constraints, and (iii) receipt of written concurrence from the engine manufacturer acceptable to both Customer and Boeing.

      6.2 Customer may elect to substitute Model 767 aircraft then currently in production for the Aircraft subject to (i) Boeing having an available position in the desired delivery month, (ii) Boeing production constraints, (iii) the configuration of the substitute aircraft having been established, and (iv) receipt of acceptable written concurrence from the engine manufacturer.

7.    Aircraft Invoices.

      Upon Customer request, at time of Aircraft delivery Boeing agrees to provide a separate invoice addressed to the owner/trustee of such Aircraft specifying the dollar amount to be received at time of delivery. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

8.    Assignment of Credits.

      Customer may not assign the credit memoranda described in this Letter Agreement without Boeing's prior written consent other than in circumstances where Boeing provides or arranges lease equity financing to Customer in respect of an Aircraft.

9.    Confidential Treatment.

      Boeing and Customer understand that certain information contained in this Letter Agreement, including any attachments hereto, are considered by both parties to be confidential.
Boeing and Customer agree that each party will treat this Letter Agreement and the information contained herein as confidential and will not, without the other party's prior written consent, disclose this Letter Agreement or any information contained herein to any other person or entity except as may be required by applicable law or governmental regulations.

Very truly yours,

THE BOEING COMPANY


By       /s/ Gunar O. Clem


Its        Attorney-In-Fact


ACCEPTED AND AGREED TO this

Date:  October 10, 1997

CONTINENTAL AIRLINES, INC.



By___/s/ Brian Davis ___________

Its___Vice President_____       _